Exhibit 10.1

THIS CONVERTIBLE PROMISSORY NOTE (AS MAY BE AMENDED FROM TIME TO TIME, THE “NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF OR EXEMPTION UNDER THE SECURITIES ACT.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS AT 2460 Alameda StREET, San Francisco, CALIFORNIA 94103, TEMPO AUTOMATION HOLDINGS, INC. WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THIS NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE AND (3) THE YIELD TO MATURITY OF THIS NOTE.

This NOTE and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Intercreditor Agreement”) dated as of June 20, 2023 by and among Ocean II PLO LLC (the “Senior Agent”), the Subordinated Creditors and Tempo Automation, Inc. (the “Borrower”, and together with the other credit parties party thereto from time to time, each individually a “Credit Party” and collectively, the “Credit Parties”), to the indebtedness (including interest) owed by the Credit Parties pursuant to, and/or in connection with, those certain Senior Debt Documents among the Borrower, the other Credit Parties thereto, the Senior Agent and the lenders from time to time party thereto, as such Senior Debt Documents have been and hereafter may be amended, restated, extended, restructured, refinanced, supplemented or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement and to indebtedness refinancing the indebtedness under each of those agreements from time to time as permitted by the Intercreditor Agreement; and each holder of this NOTE, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this NOTE, the terms of the Intercreditor Agreement shall govern and control.

CONVERTIBLE PROMISSORY NOTE

Aggregate Principal Amount: Up to $[•]	Dated as of June [•], 2023

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Tempo Automation Holdings, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [•] (the “Holder”), the principal sum of [•] or such lesser amount as shall have been advanced by the Holder to the Company and shall remain unpaid under this Convertible Promissory Note (this “Note”) on the Maturity Date (as defined herein), together with any accrued and unpaid interest, if any, thereon. Subject to Section 12, all payments on this Note shall be made by check or wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note.

Contemporaneously with the issuance of this Note, the Company and the Holder have entered into a registration rights agreement relating to the registration and subsequent sale by the Holder of the Conversion Shares (as defined herein) (the “Registration Rights Agreement”).

1.            Principal. Subject to Sections 10 and 11, the entire unpaid principal balance of this Note, together with any accrued and unpaid interest, if any, thereon, shall be due and payable on June 20, 2024 (the “Maturity Date”). Under no circumstances shall any individual, including but not limited to any officer, director, employee or equityholder of the Company, be obligated personally for any obligations or liabilities of the Company hereunder.

2.            Drawdown Requests.

a.            Up to [•] in aggregate principal of this Note may be drawn down from time to time prior to the Maturity Date upon one or more written requests from the Company to the Holder (each, an “Initial Drawdown Request”).

b.            At any time after all Initial Drawdown Requests have been made and funded in accordance with Section 2.a, up to an additional [•] in aggregate principal of this Note may be drawn down from time to time prior to the Maturity Date upon one or more written requests from the Company to the Holder (each, a “Subsequent Drawdown Request” and, together with the Initial Drawdown Requests, each a “Drawdown Request”). Notwithstanding anything to the contrary in this Section 2.b, unless the Company and the Holder otherwise agree in writing, the Company shall not be permitted to make a Subsequent Drawdown Request, and the Holder shall not be required to fund any such Subsequent Drawdown Request, unless the proceeds of such Subsequent Drawdown Request are to be used in accordance with Section 7.

c.            Each Drawdown Request must state the amount to be drawn down and, unless otherwise agreed to in writing by the Company and the Holder, must be in a whole multiple of ONE MILLION DOLLARS ($1,000,000) and the details of the account to which the Holder shall deliver the relevant Funded Amount (as defined below). Upon the delivery by the Company to the Holder of any Drawdown Request in accordance with this Section 2, the Holder shall deliver to the Company, via wire transfer of immediately available funds to the account designated by the Company in writing in the relevant Drawdown Request, an amount in cash equal to 97.0% of the amount requested in such Drawdown Request (each, a “Funded Amount”) and (i) in the case of an Initial Drawdown Request, within five (5) business days after delivery of such Initial Drawdown Request and (ii) in the case of a Subsequent Drawdown Request, no later than ten (10) business days after delivery of such Subsequent Drawdown Request; provided, that, with respect to the first Drawdown Request delivered by the Company under this Note, the Funded Amount shall be reduced by an amount equal to the documented fees and expenses of legal counsel to the Holder relating to the transactions contemplated hereby (as evidenced by a written invoice issued by legal counsel to the Holder) in an amount not to exceed $75,000. The Company hereby agrees that the Holder’s delivery of such reduced Funded Amount with respect to the first Drawdown Request in accordance with this Section 2.c shall be in full and final settlement of the Holder’s obligation to deliver the Funded Amount with respect to the first Drawdown Request.

d.            Notwithstanding anything to the contrary herein, the maximum aggregate principal amount that may be drawn down by the Company under this Note may not exceed [•]. No fees, payments or other amounts shall be due to the Holder in connection with, or as a result of, any Drawdown Request by the Company.

3.            Prepayment. At any time and from time to time within 120 days of any Drawdown Request, the principal balance of this Note drawn down pursuant to such Drawdown Request, together with any accrued and unpaid interest, if any, thereon (such amount, an “Installment Amount”), may be prepaid, in whole or in part, without the prior written consent of the Holder; provided, that, concurrently with such prepayment, the Company shall pay to the Holder an additional amount equal to 4.0% of the amount so prepaid. Any Installment Amounts prepaid by the Company will not be available for re-borrowing hereunder.

4.            Interest. Simple interest shall accrue on the unpaid principal balance of any drawdown under this Note, commencing on the date of each relevant drawdown, at a rate equal to twelve percent (12%) per annum. Interest on each drawdown made under this Note shall be calculated separately. All interest shall be computed on the basis of the actual number of days elapsed and a year of 365 days from the date of each relevant drawdown until the principal balance and all accrued and unpaid interest, if any, thereon are paid or satisfied in full as provided herein, including pursuant to Section 10.

5.            Application of Payments. All payments shall be applied first to any accrued but unpaid interest and then to the reduction of the unpaid principal balance of this Note.

6.            Security. This Note is a general unsecured obligation of the Company.

7.            Use of Proceeds. The Company shall use the aggregate gross proceeds from the issuance and sale of this Note for (i) purposes of paying amounts payable by the Company in connection with the “U.S. Closing” under, and as defined in, that certain Securities Purchase Agreement, dated as of March 25, 2023, by and among the Company, Optimum Design Associates, Inc. and the other parties thereto (the “Optimum SPA”), in an aggregate amount not to exceed three million dollars ($3,000,000) (the “Total Cap”), and (ii) all other aggregate gross proceeds from the sale of this Note solely for general corporate purposes or as specified herein; provided, that, with respect to any proceeds received by the Company in respect of any Subsequent Drawdown Request, the Company shall use all such proceeds solely for the purposes of paying the amounts payable by the Company in connection with the “U.S. Closing” under, and as defined in, the Optimum SPA, subject to the Total Cap.

8.            Representations and Warranties of the Company. Except as set forth on the Schedule of Exceptions, the Company hereby represents and warrants to the Holder as of the date hereof and as of the date of each Drawdown Request (except to the extent any such representation or warranty expressly relates to a different date, in which case, as of such date) as follows (all references to the Company below in Section 8.e through Section 8.h shall be deemed to mean the Company and each of the subsidiaries of the Company):

a.            Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

b.            Due Authorization. All corporate action on the part of the Company’s directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Note has been taken or will be taken prior to the Closing and this Note constitutes the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditor’s rights generally and (ii) general principles of equity.

c.            Corporate Power. The Company has the requisite corporate power and authority to execute and deliver this Note to the Holder and to issue, and carry out and perform all of its obligations under, this Note.

d.            Valid Issuance.

i.            The Conversion Shares, when issued in accordance with the terms of this Note, will be duly and validly issued, fully paid and nonassessable and will be free of any liens, encumbrances, or restrictions on transfer other than restrictions on under applicable state and federal securities laws or as contemplated thereby.

ii.            Assuming the accuracy of the representations made by the Holder in Section 9, the offer and sale of the Note and the Conversion Shares to the Holder in accordance with this Note are exempt from the registration and prospectus delivery requirements of the Securities Act, and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which the Holder is resident based upon its addresses set forth on the signature page, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

e.            Title to Property and Assets. The Company has good and marketable title to all of its material properties, intangible and tangible assets that it owns free and clear of all mortgages, liens, loans, claims and encumbrances, except liens for current taxes and assessments not yet due and minor liens and encumbrances that arise in the ordinary course of business and that do not, in any case, in the aggregate, materially detract from the value or use of the property subject thereto or materially impair the operations of the Company. With respect to the material property and assets it leases, the Company is in material compliance with such leases and holds a valid leasehold interest free of all liens, claims or encumbrances.

f.            Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened before any court, administrative agency, or other governmental body (nor, to the Company’s knowledge, is there any basis for any such action, suit, proceeding or investigation) that might result, either individually or in the aggregate, in a material adverse effect to the Company. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that might result, either individually or in the aggregate, in a material adverse effect to the Company. There is no action, suit or proceeding by the Company currently pending or that the Company intends to initiate.

g.            Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required to be made in connection with the valid execution, delivery, offer, sale or issuance of this Note or the consummation of any other transaction contemplated hereby have been made or will be made in a timely manner.

h.            Compliance with Laws. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition, or operations of the Company.

i.            Capitalization. As of the date of this Note, the Company is authorized to issue 600,000,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), of which 30,758,366 are issued and outstanding, and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Note. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any subsidiary, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock. The issuance and sale of this Note and the Conversion Shares will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Holder). There are no outstanding securities or instruments of the Company or any subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company. There are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the board of directors of the Company or others is required for the issuance and sale of this Note or the Conversion Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

j.            SEC Filings. The Company has filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectus filed with the United States Securities and Exchange Commission (the “SEC”) (the “SEC Filings”). At the time of filing or furnishing thereof, such SEC Filings (including any audited or unaudited financial statements and any notes thereto or schedules included therein) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Filings as of the date hereof.

k.            No “Bad Actor” Disqualification. None of the “bad actor” disqualifying events enumerated in Rule 506(d) under the Securities Act (each, a “Disqualification Event”), is applicable to the Company, or to the Company’s knowledge, any of its affiliates, members, officers, directors, beneficial stockholders of 20% or more of its outstanding securities or promoters. The Company has exercised reasonable care to determine whether any Disqualification Event is applicable to it.

9.            Representations, Warranties and Certain Agreements of the Holder. The Holder hereby represents and warrants to the Company as of the date hereof and as of the date of each Drawdown Request (except to the extent any such representation or warranty expressly relates to a different date, in which case, as of such date) as follows:

a.            Organization, Good Standing and Qualification. The Holder is a limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands.

b.            Authorization. This Note constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditor’s rights generally and (ii) general principles of equity. The Holder represents that it has full power and authority to enter into this Note.

c.            Purchase for Own Account. This Note and the Conversion Shares, if and when acquired, are being acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

d.            Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to this Note and the Conversion Shares. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Note and the Conversion Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 8.

e.            Investment Experience. The Holder understands that the purchase of this Note and the Conversion Shares involves substantial risk. The Holder also understands that there can be no assurances that the Company will be able to repay this Note. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note and the Conversion Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in this Note and the Conversion Shares and protecting its own interests in connection with this investment.

f.            Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

g.            Restricted Securities. The Holder understands that this Note and the Conversion Shares are characterized as “restricted securities” under the Securities Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Holder understands that the Company is under no obligation to register this Note or the Conversion Shares other than pursuant to the Registration Rights Agreement.

h.            No Solicitation. At no time was the Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of this Note or the Conversion Shares.

i.            Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of this Note or the Conversion Shares, and acknowledges and agrees that the legends included in this Note and the legends described in Section 9.j to be applied to the Conversion Shares will not be removed by the Company from any certificate or book entry evidencing this Note and/or the Conversion Shares, unless there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or the Holder will have notified the Company of the proposed disposition, and will have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of the Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act; provided, that, notwithstanding the foregoing, no such registration statement will be required: (x) for any transfer of this Note or the Conversion Shares in reliance on an exemption from the registration requirements under the Securities Act; or (y) for any transfer of this Note or the Conversion Shares by the Holder to its “affiliates” (as such term is defined in Rule 405 under the Securities Act), or by the Holder to (A) one or more of partners of the Holder as of the time of such transfer, (B) one or more retired partners of the Holder who retires after the date hereof, or (C) the estate of any such partner; provided, further, that in each of the foregoing cases such transfer is made in compliance with the Securities Act and the transferee agrees in writing to be subject to the terms hereof to the same extent as if the transferee were the Holder hereunder, to the extent the terms continue to be applicable following such transfer.

j.            Legends. It is understood that the certificates or book entries evidencing the Conversion Shares will bear (1) any legend required by the laws of the State of Delaware, including any legend required by the General Corporation Law of the State of Delaware, or any other state securities law and (2) the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

k.            Foreign Investors. The Holder has fully observed all applicable laws in connection with any invitation to purchase this Note and the Conversion Shares, including (a) the legal requirements within its jurisdiction for the purchase of this Note and the Conversion Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of this Note or the Conversion Shares. The Holder’s purchase and payment for and continued beneficial ownership of this Note and the Conversion Shares will not violate any applicable securities or other laws of the Holder’s jurisdiction.

l.            No “Bad Actor” Disqualification. None of the “bad actor” Disqualifying Events is applicable to the Holder. The Holder has exercised reasonable care to determine whether any Disqualification Event is applicable to the Holder.

10.            Events of Default. Each of the following shall constitute an event of default (“Event of Default”):

a.            Failure to Pay. The Company’s failure to pay all or a portion of the unpaid principal balance of this Note, together with any accrued and unpaid interest, if any, thereon, to the Holder when due, whether at maturity, as a result of acceleration or otherwise.

b.            Voluntary Bankruptcy. The commencement by the Company or any of its Significant Subsidiaries (as defined below) of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any of its Significant Subsidiaries or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Company or any of its Significant Subsidiaries generally to pay its debts as such debts become due, or the taking of corporate action by the Company or any of its Significant Subsidiaries in furtherance of any of the foregoing. As used herein, “Significant Subsidiary” shall have the meaning set forth in Article I, Rule 1-02(w) of Regulation S-X promulgated by the SEC (or any successor rule); provided, that in each instance in such definition in which the term “10 percent” is used, the term “5 percent” shall be substituted therefor.

c.            Involuntary Bankruptcy. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any of its Significant Subsidiaries or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

d.            Change of Control. (i) The holders of the outstanding voting securities of the Company cease to beneficially own (as defined in Rules 13d-3 and 13d-5 of Regulation 13D under the Exchange Act, in the aggregate, directly or indirectly, a majority of the aggregate voting power represented by the issued and outstanding voting securities of the Company or (ii) the Company consummates a sale, lease or transfer of all or substantially all of the assets, lines of business or divisions of the Company and its subsidiaries in a single transaction or series of related transactions, taken as a whole, to any person or persons, other than solely to one or more of the Company’s wholly owned subsidiaries; provided, that, in no event shall the consummation of (x) the transactions contemplated by the Optimum SPA, (y) any transaction with the Holder or any of its affiliates or (z) any action specified with respect to Section 2.b in the Schedule of Exceptions or any transaction contemplated thereby, in each case, in accordance with the terms of the definitive documents governing such actions or transactions, constitute an Event of Default pursuant to this Section 10.d.

e.            Delisting of the Company’s Common Stock. At any time after the date hereof, the Common Stock is no longer listed, or is suspended from trading for a period of five or more consecutive trading days, on any of the markets of the New York Stock Exchange or NASDAQ.

f.            Listing Non-Compliance. The Company is in receipt of a written notice from a U.S. national securities exchange stating that the Company has failed to satisfy any requirement for the continued listing of the Common Stock on such securities exchange (a “Non-Compliance Notice”), and the Company fails to satisfy such requirement at least three (3) calendar days prior to the deadline for compliance, as specified in such Non-Compliance Notice.

g.            Default in Obligation to Convert. A default in the Company’s obligation to convert this Note, in whole or in part, as the case may be, in accordance with Section 12 hereof.

h.            Representations and Warranties. Any representation or warranty made by the Company in this Note or in any written statement furnished to the Holder pursuant hereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made.

i.            Breach. The Company’s failure to observe or perform any covenant or agreement contained in this Note.

j.            Cross Default. The Company or any of its subsidiaries shall fail to perform or comply with any term, covenant, condition or agreement contained in any agreement(s) or instrument(s) governing any indebtedness for borrowed money or money due under any arrangement in an amount in excess of $1,000,000, whether such indebtedness now exists or is created after the date hereof, (i) that results in such indebtedness due becoming due and payable prior to its scheduled maturity or (ii) constitutes a failure to pay the principal of any such indebtedness when due and payable.

k.            Judgements. One or more judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Company, any of its subsidiaries or any combination thereof, and the same shall remain undischarged for a period of thirty (30) consecutive calendar days during which execution shall not be effectively stayed (or an action of similar effect in any jurisdiction outside the U.S.), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any of its subsidiaries to enforce any such judgment and such action shall not be stayed (or an action of similar effect in any jurisdiction outside the U.S.) or (ii) any nonmonetary judgment, writ or warrant of attachment or similar process shall be entered or filed against Company or any of its subsidiaries or any combination thereof or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed (or an action of similar effect in any jurisdiction outside the U.S.) for a period of thirty (30) consecutive calendar days.

11.            Remedies.

a.            Upon the occurrence of an Event of Default specified in Section 10.a, Section 10.f, Section 10.g, Section 10.h, Section 10.i, Section 10.j and Section 10.k, the Holder may, by written notice to the Company, declare this Note to be due immediately and payable, whereupon the unpaid principal balance of this Note, together with any accrued and unpaid interest, if any, thereon, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

b.            Upon the occurrence of an Event of Default specified in Section 10.b, Section 10.c or Section 10.d, or Section 10.e, the unpaid principal balance of this Note, together with any accrued and unpaid interest, if any, thereon, shall automatically and immediately become due and payable, in all cases without any action on the part of the Holder.

c.            For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default, the Company shall not be permitted to make any additional Drawdown Request except with the prior written consent of the Holder, and the Holder shall not be required to fund any such additional Drawdown Request. The Company will furnish to the Holder prompt written notice of the occurrence of any Event of Default.

d.            The Company agrees to indemnify, defend and hold harmless the Holder and its affiliates and their respective officers, directors, employees, agents, consultants, auditors, and attorneys (each, an “Indemnitee”) from and against, and shall pay and reimburse each Indemnitee for, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Indemnitee, arising out of or relating to any inaccuracy or breach of any of the representations or warranties of the Company contained in this Note, or any breach of any covenant, agreement or obligation to be performed by the Company pursuant to this Note.

12.            Conversion.

a.            Voluntary Conversion. With respect to any Installment Amount that the Company has not prepaid within 120 days of the applicable Drawdown Request pursuant to Section 3, the Holder may, at any time and from time to time following such 120-day period, upon delivery by the Holder of a written notice to the Company (a “Voluntary Conversion Notice”), convert all or a portion (as specified in such notice) of such Installment Amount equal to or greater than $500,000 (with any accrued and unpaid interest calculated as of the date of the Voluntary Conversion Notice) (the “Voluntary Conversion Amount”), into a number of Conversion Shares equal to (x) the Conversion Amount (as defined herein) divided by (y) the amount equal to the greater of (i) $0.55 and (ii) the Last Reported Sale Price (as defined herein) as of the date of the Voluntary Conversion Notice. For the avoidance of doubt, the Holder shall not be entitled to convert any Installment Amount that has been prepaid by the Company, or any other amounts that the Company is still entitled to prepay, pursuant to Section 3.

b.            Mandatory Conversion. If (i) (A) the Last Reported Sale Price (as defined herein) on the trading day immediately preceding the Maturity Date is equal to or greater than $1.10 or (B) the VWAP (as defined herein) for a period of at least forty (40) calendar days out of any sixty (60) consecutive calendar day period following the date of this Note and ending on the Maturity Date is equal to or greater than $1.10 (the date on which the condition specified in this clause (i) is satisfied, the “VWAP Trigger Date”) and (ii) the Equity Conditions (as defined herein) are satisfied as of the VWAP Trigger Date, then the Company may, upon written notice to the Holder (a “Mandatory Conversion Notice” and, together with a Voluntary Conversion Notice, each, a “Conversion Notice”), convert the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, if any, thereon (the “Mandatory Conversion Amount” and, together with the Voluntary Conversion Amount, each, a “Conversion Amount”), as of the date of the Mandatory Conversion Notice into a number of Conversion Shares equal to (x) the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, if any, thereon as of the date of the Mandatory Conversion Notice divided by (y) the average VWAP of a share of Common Stock during the twenty (20) trading day period ending on, (A) in the case of a conversion pursuant to clause (i)(A) above, the trading day immediately prior to the Maturity Date, and (B) in the case of a conversion pursuant to clause (i)(B) above, the VWAP Trigger Date (as applicable, the “Conversion Price Period”).

c.            Conversion Procedures.

i.            Upon delivery of any Conversion Notice, all interest on the Conversion Amount specified therein shall stop accruing as of the date of such Conversion Notice.

ii.            If at any time during the period between the date of this Note and any conversion of all or any portion of the unpaid principal balance of this Note, together with all accrued and unpaid interest, if any, thereon, in accordance with this Section 12, any change in the outstanding shares of Common Stock shall occur by reason of any stock split, reverse stock split, stock dividend, cash dividend, reorganization, recapitalization, reclassification, combination, exchanges of shares, rights, options, warrants, distributions, spin-off, tender offer, exchange offer or other change or transaction with respect to the Common Stock (each, an “Adjustment Event”), any number or amount contained in this Section 12 that is based on the price of a share of Common Stock or a number of shares of Common Stock shall be equitably adjusted to the extent necessary to provide the Holder the same economic effect with respect to the Common Stock as contemplated by this Section 12 with respect to such conversion as of immediately prior to such Adjustment Event.

iii.            Upon any conversion of the principal balance of this Note, together with accrued and unpaid interest, if any, thereon, (i) the Holder shall surrender and deliver this Note, duly endorsed, to the Company against delivery of the Conversion Shares, (ii) in exchange for, and within one (1) business day following the receipt of, the surrendered Note, the Company shall, at the direction of the Holder, deliver (or cause to be delivered) to the Holder the Conversion Shares, which shall bear such legends as are required in the opinion of counsel to the Company, by applicable state and federal securities laws or by any other agreement between the Company and the Holder and the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any Conversion Share upon such conversion. Upon such delivery of the Conversion Shares to the Holder, the converted portion of this Note shall automatically become fully paid and satisfied. The Company shall, as soon as practicable after such conversion, issue and deliver to the Holder a new note representing the unpaid principal balance of the unconverted portion of this Note after giving effect to such conversion.

iv.            For purposes of this Note: (i) “Conversion Shares” means any shares of Common Stock issued upon conversion of the principal balance of this Note, together with accrued and unpaid interest, if any, thereon, in accordance with this Section 12; (ii) “Equity Conditions” means the satisfaction of each of the following conditions as of the applicable time, (A) the Common Stock is listed on any of the markets of the New York Stock Exchange or NASDAQ, (B) the Common Stock has not been suspended from trading for a period of five or more consecutive trading days, (C) the Event of Default set forth in Section 10.f above has not occurred, (D) the initial Registration Statement (as defined in the Registration Rights Agreement) shall be effective and available for the resale of all applicable Conversion Shares, (E) the Conversion Shares shall be approved for listing on a market of the New York Stock Exchange or NASDAQ, (F) the average daily trading volume for shares of Common Stock on the principal securities exchange or securities market on which the Common Stock is traded during the Conversion Price Period shall equal or exceed one million dollars ($1,000,000) and (G) the Company shall have filed all filings required to be filed with or furnished to the SEC by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the SEC under Section 13(a) or Section 15(d) of the Exchange Act; (iii) “Last Reported Sale Price” means the closing sale price of a share of Common Stock (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) as reported on the principal securities exchange or securities market on which the Common Stock is then traded; and (iv) “VWAP” means, as of any day or multi-day period, the dollar volume-weighted average price for a share of Common Stock on the principal securities exchange or securities market on which the Common Stock is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average).

d.            Authorized Shares. So long as this Note is outstanding, the Company shall take all action necessary, including amending the Company’s governing documents to authorize and reserve the requisite number of shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such that the number of shares of Conversion Shares shall be duly and validly authorized, reserved and available for issuance at the time of the conversion of this Note, and upon issuance in accordance with the terms of this Note, the Conversion Shares will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws or liens or encumbrances created by or imposed by the Holder.

13.            Negative Covenants. As long as any portion of this Note remains outstanding, the Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, without the prior written consent of the Holder:

a.            amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

b.            pay dividends or distributions on any equity securities of the Company;

c.            enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

d.            (i) merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, (ii) sell, transfer, lease, enter into any sale-leaseback transactions with respect to, exclusively license or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, or all or substantially all of its equity securities (in each case, whether now owned or hereafter acquired), or (iii) liquidate or dissolve; or

e.            enter into any agreement with respect to any of the foregoing.

Notwithstanding the foregoing, the consummation of (w) the transactions contemplated by the Optimum SPA in accordance with its terms, (x) any transaction with the Holder or any of its affiliates and (y) any action specified with respect to Section 2.b in the Schedule of Exceptions or any transaction contemplated thereby, in each case, in accordance with the terms of the definitive documents governing such actions or transactions, shall not require the prior written consent of the Holder under this Section 13.

14.            Notices. Any notice or communication by the Company or the Holder to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address included on the signature page hereto. The Company or the Holder, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications. All notices and communications will be deemed to have been duly given: (a) at the time delivered by hand, if personally delivered; (b) five (5) business days after being deposited in the mail, postage prepaid, if mailed; (c) when transmitted, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (d) the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

15.            Governing Law. THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS PROMISSORY NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, AND THE HOLDER BY ITS ACCEPTANCE THEREOF IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.

16.            Severability. Any provision contained in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.            Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Company and the Holder. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights available in law or in equity. Each party hereto acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party hereto and that the remedy at law for any such breach would be inadequate. Each party hereto therefore agrees that, in the event of any such breach or threatened breach, the other party hereto shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

18.            Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto (such consent not to be unreasonably withheld, conditioned or delayed) and any attempted assignment without the required consent shall be void. Notwithstanding the foregoing, if at any time after the date hereof, the Common Stock is no longer listed on a market of the New York Stock Exchange or NASDAQ, the Holder shall have the right to assign or transfer this Note in whole or in part to any person to the extent permitted under applicable law and without the prior written consent of the Company.

19.            Transfer Procedures. If this Note is to be transferred as permitted under this Note, in whole or in part, the Holder shall surrender this Note to the Company, whereupon the Company will issue and deliver a new Note to the transferee and, if less than the entire unpaid principal balance of this Note held by the Holder is being transferred, a new Note to the Holder, representing the portion of the unpaid principal balance not being transferred.

20.            Lost, Stolen, Destroyed or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a replacement Note.

21.            Issuance of Replacement Notes. Whenever the Company is required to issue a new or replacement Note (a “Replacement Note”) pursuant to the terms of this Note, such Replacement Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such Replacement Note, the outstanding principal balance of this Note (or, in the case of a Replacement Note being issued pursuant to Section 19, the outstanding principal balance of this Note designated by the Holder which, when added to the aggregate outstanding principal balance represented by the other Replacement Notes issued in connection with such issuance, does not exceed the outstanding principal balance under this Note immediately prior to such issuance of Replacement Notes), (iii) shall have an issuance date, as indicated on the face of such Replacement Note, which is the same as the issuance date of this Note, (iv) still be deemed to have accrued its proportional share of interest under this Note from the issuance date of this Note to the extent unpaid, (v) shall have the same rights and conditions as this Note and (vi) shall be timely prepared and issued by the Company, but in any event the Company shall issue such Replacement Note not later than five (5) business days after surrender of this Note or the receipt of the evidence reasonably satisfactory to the Company pursuant to Section 20, as the case may be.

22.            Counterparts. This Note may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. The exchange of copies of this Note and signature pages by email in .pdf or .tif format (and including any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Note as to the parties hereto and may be used in lieu of the original Note for all purposes. Such execution and delivery shall be considered valid, binding and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the parties to this Note have caused this Note to be duly executed as of the date first written above.

TEMPO AUTOMATION HOLDINGS, INC.

By:
Name:
Title:
Address:
Email:

Accepted and agreed as of the date first written above. [•]
By:
Name:
Title:
Address:
Email:

[Signature Page to Convertible Promissory Note]

EXHIBIT A

VOLUNTARY CONVERSION NOTICE

Tempo Automation Holdings, Inc.

This Voluntary Conversion Notice is being delivered by the undersigned pursuant to Section 12 of that certain Convertible Promissory Note, dated as of June [ ], 2023, issued by Tempo Automation Holdings, Inc., a Delaware corporation (the “Company”), to [●], a [●], in the original principal amount of up to $[●] (the “Note”). Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Note.

On the terms and subject to the conditions of Section 12 of the Note, by executing and delivering this Voluntary Conversion Notice, the undersigned holder of the Note identified below directs the Company to convert $[   ]1 of the Installment Amount.

Effective as of ____________________.

Date:
(Legal Name of Holder)

By:
Name:
Title:

1       Must be an Installment Amount that the Company has not prepaid within 120 days of the applicable Drawdown Request pursuant to Section 3 of the Note.